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                                                                    Exhibit   23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Measurex Corporation and Subsidiaries on Form S-8 (File Nos. 33-65762, 33-22589, 2-76707 and 2-67736) of our report dated December 17, 1996 (January 27, 1997 as to the information included in the note titled "Subsequent Event") on our audits of the consolidated financial statements of Measurex Corporation and Subsidiaries as of December 1, 1996 and December 3, 1995 and for each of the three fiscal years in the period ended December 1, 1996 appearing in this Annual Report on Form 10-K of Measurex Corporation and Subsidiaries for the fiscal year ended December 1, 1996.



                                         /S/ COOPERS & LYBRAND L.L.P.
                                         ----------------------------
                                         COOPERS & LYBRAND L.L.P.



San Jose, California
February 21, 1997